UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

EMBARCADERO FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

February 25, 2010

**URGENT**

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Re:  Fund Name Here

Dear Shareholder:

Our records indicate that you own assets in the Embarcadero Fund listed above.  We have attempted to contact you numerous times regarding an important matter pertaining to your investment.  It is extremely urgent that we speak to you right away.

As you may know the Board of Directors of the Funds has proposed several initiatives designed to benefit investors by improving performance and reducing fund expenses over time.   The first of these initiatives requires the reorganization of your Fund.   In this regard, it is extremely important that we speak with you regarding your options.

Please contact the Embarcadero Funds immediately at 1-866-207-3626.  This matter will take only a few moments of your time and does not require any personal information.   I can assure you that this is of the utmost importance to you as an investor.

Thank you in advance for your assistance with this matter.

Sincerely,

Thomas J. Nader

Reorganization Processing

●    3 Embarcadero Center, Suite 1120 San Francisco, CA  94111    ●    1-866-207-3626   ●    Embarcaderomutualfunds.com    ●